Exhibit 99.1

News Release QUICKSILVER GAS SERVICES LP 717 Texas Avenue, Suite 3150 Houston, TX 77002 www.kgslp.com

Quicksilver Gas Services LP Announces Name Change to

Crestwood Midstream Partners LP and New Ticker Symbol

HOUSTON, TEXAS, October 4, 2010 – Quicksilver Gas Services LP (NYSE:KGS) (“Quicksilver Gas Services”) announced today that its name has been changed to Crestwood Midstream Partners LP (NYSE:CMLP) (“Crestwood LP”). The name change reflects closer business alignment with Crestwood Holdings Partners, LLC (“Crestwood Holdings”), which acquired all of the general partnership interest and approximately 17.2 million, or 60 percent, of the total common and subordinated limited partnership units outstanding in Quicksilver Gas Services at the time of the transaction closing on October 1, 2010. The ticker symbol for the publicly traded units of Quicksilver Gas Services will change from KGS to CMLP effective with the open of market trading on the New York Stock Exchange on Tuesday, October 5, 2010, where the units will continue to be traded. No action is required by unitholders as a result of these changes.

In connection with these changes, the general partner of Crestwood LP will also convert its name to Crestwood Gas Services GP LLC. No changes in the composition of the board of directors or management will occur as a result of these changes.

About Crestwood Midstream Partners LP

Houston, Texas-based Crestwood LP is a growth-oriented, midstream master limited partnership which owns and operates 100% fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale geologic formation in the Fort Worth Basin of north Texas. For more information about Crestwood LP, visit www.CrestwoodLP.com.

About Crestwood Holdings Partners, LLC

Houston, Texas-based Crestwood Holdings is a private energy company formed by affiliates of First Reserve Corporation, a leading private equity fund manager with extensive investments in the energy industry, and Crestwood Management LLC to pursue the acquisition and development of North American midstream assets and businesses. The company will utilize management’s extensive industry experience and relationships to enable its growth through the acquisition of strategic assets, the recruitment of experienced midstream personnel and investment in midstream organic infrastructure projects. For more information about Crestwood Holdings, visit www.CrestwoodGP.com.

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Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood LP’s management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Crestwood Holdings and Crestwood LP, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood LP’s financial condition, results of operations and cash flows include: changes in general economic conditions; fluctuations in natural gas prices; failure or delays by our customers in achieving expected production natural gas projects; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; fluctuations in the value of certain of our assets and liabilities; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted amounts; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; and the effects of existing and future litigation; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; as well as other factors disclosed in Crestwood LP’s filings with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

Investor Contact:

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

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